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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2003

CASELLA WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-23211 (Commission File Number)	03-0338873 (I.R.S. Employer Identification No.)
25 Greens Hill Lane, Rutland, Vermont 05701 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (802) 775-0325

Former name or former address, if changed since last report

Item 5. Other Events.

        On January 14, 2003, Casella Waste Systems, Inc. (the "Company") announced its renewed intention to offer $150.0 million of senior subordinated notes due 2013. Concurrent with the offering, the Company expects to obtain a new credit facility of $325.0 million. A copy of the Company's press release announcing the foregoing is attached hereto as Exhibit 99.1.

        In connection with the offering, the Company's financial statements as of April 30, 2001 and 2002 and for each of the three years in the period ended April 30, 2002 and the Company's interim financial statements as of and for the three and six months ended October 31, 2001 and 2002 have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of May 1, 2002, and the reclassification of net assets of discontinued operations and net assets held for sale required by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The revision is discussed in Note 2 to the Company's audited financial statements, which are attached hereto as Exhibit 99.2, and in Note 3 to the Company's unaudited financial statements as of and for the six months ended October 31, 2002, which are attached hereto as Exhibit 99.3.

See Exhibit Index attached hereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.
By:	/s/ RICHARD A. NORRIS
	Name:	Richard A. Norris
	Title:	Chief Financial Officer

Date: January 14, 2003

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Casella Waste Systems, Inc. Press Release dated January 14, 2003, announcing its intention to sell senior subordinated notes and to enter into a new senior secured credit facility
99.2	Audited Consolidated Financial Statements as of April 30, 2001 and 2002 and for each of the three years ended April 30, 2000, 2001 and 2002
99.3	Unaudited Consolidated Financial Statements as of April 30, 2002 and October 31, 2002 and for the three and six months ended October 31, 2001 and 2002

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  Item 5. Other Events.
SIGNATURE
EXHIBIT INDEX